                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                CONTINENTAL MATERIALS CORPORATION
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       CONTINENTAL MATERIALS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 2000 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, May 24, 2000, at 10:00 a.m., to consider and act upon the following matters:

        (a) The election of three directors to serve until the 2003 annual meeting or until their successors are elected and qualified;

        (b) The ratification of the appointment of independent certified public accountants to the Company for the fiscal year ending December 30, 2000; and

        (d) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of these stockholders will be available for inspection for ten days preceding the meeting at the Company's office, 225 West Wacker Drive, Chicago Illinois, and will also be available for inspection at the meeting.

    Accompanying this notice are the Annual Report for the fiscal year ended January 1, 2000, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Stockholders unable to attend the annual meeting in person are requested to date, sign and return the enclosed proxy promptly.

                                          By Order of the Board of Directors,

                                          /s/ Mark S. Nichter

                                          Mark S. Nichter
                                          Secretary

Chicago, Illinois
April 24, 2000

                       CONTINENTAL MATERIALS CORPORATION
                             225 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held on May 24, 2000, and is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of PricewaterhouseCoopers LLP, and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 24, 2000.

    The holders of record on March 31, 2000, of the 1,872,042 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote.

    The three nominees for election as directors at the 2000 annual meeting of stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of independent certified public accountants for the fiscal year ending
December 30, 2000. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                             ELECTION OF DIRECTORS

    The Company has a Board of Directors consisting of nine persons, divided into three classes. At this year's annual meeting three directors will be elected to serve for a term of three years or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the proxies will vote for the election of such persons designated by them as are expected to continue, as nearly as possible, the existing management goals of the Company.

          NAME, AGE AND OTHER            SERVED AS                                          CURRENT TERM
          POSITIONS, IF ANY,             DIRECTOR                                           AS DIRECTOR
             WITH COMPANY                  SINCE              BUSINESS EXPERIENCE             EXPIRES
---------------------------------------  ---------   -------------------------------------  ------------
NOMINEE DIRECTORS

Thomas H. Carmody, 53..................    1994      Chief Executive Officer of Summitt         2000
                                                       International, LLC, a sports
                                                       marketing and distribution company,
                                                       since 1999. Mr. Carmody previously
                                                       held the same position with
                                                       Continental Sports Group, LLC, a
                                                       sports marketing and distribution
                                                       company, from 1998 to 1999. Mr.
                                                       Carmody was previously Consultant
                                                       to the Chairman and Chief Executive
                                                       Officer of Reebok International,
                                                       Ltd., a publicly traded footwear,
                                                       apparel and fitness equipment
                                                       company, from 1996 to 1998. Mr.
                                                       Carmody has also previously served
                                                       as Vice President, U.S. Operations
                                                       and Vice President, Sports Division
                                                       of Reebok, from 1993 to 1996.

Ronald J. Gidwitz, 55..................    1974      Partner in GCG Partners, a strategic       2000
                                                       consulting and equity capital firm
                                                       since 1998. Mr. Gidwitz was
                                                       previously President of Helene
                                                       Curtis, a producer of personal care
                                                       products from 1979 to 1998 and
                                                       Chief Executive Officer from 1985
                                                       to 1998.

Darrell M. Trent, 61...................    1997      Chairman of the Board and Chief            2000
                                                       Executive Officer of Acton
                                                       Development Company, Inc., a real
                                                       estate development and property
                                                       management company, since 1988. Mr.
                                                       Trent was also Chairman of the
                                                       Board and Chief Executive Officer
                                                       of Clean Earth Technologies, Inc.,
                                                       an environmental management venture
                                                       from 1992 to 1994.

          NAME, AGE AND OTHER            SERVED AS                                          CURRENT TERM
          POSITIONS, IF ANY,             DIRECTOR                                           AS DIRECTOR
             WITH COMPANY                  SINCE              BUSINESS EXPERIENCE             EXPIRES
---------------------------------------  ---------   -------------------------------------  ------------
CONTINUING DIRECTORS

James G. Gidwitz, 53,
  Chairman of the Board and
  Chief Executive Officer..............    1978      Chairman of the Board and Chief            2001
                                                       Executive Officer of the Company
                                                       since 1983.

Betsy R. Gidwitz, 59...................    1996      Former Professor from Massachusetts        2001
                                                       Institute of Technology.

Joseph J. Sum, 52,
  Vice President and Treasurer.........    1989      Vice President and Treasurer of the        2001
                                                       Company since 1988. Mr. Sum
                                                       previously served as Assistant
                                                       Treasurer of the Company from 1978
                                                       through August 1988, Controller
                                                       from 1979 through January 1989 and
                                                       Secretary from 1983 through
                                                       February 1993.

Ralph W. Gidwitz, 64...................    1984      President, Chief Executive Officer         2002
                                                     and Director of Financial Capital
                                                       Corporation, a financial consulting
                                                       company, since 1996. Mr. Gidwitz
                                                       was previously President, Chief
                                                       Executive Officer and Director of
                                                       RKG Corporation, a company engaged
                                                       in mergers and acquisitions from
                                                       1991 through 1996.

William G. Shoemaker, 83...............    1968      Independent business consultant since      2002
                                                       January 1991.

Theodore R. Tetzlaff, 55...............    1981      Partner in the Chicago law firm of         2002
                                                       Jenner & Block since 1982 and
                                                       Chairman of its Executive Committee
                                                       since 1997. Mr. Tetzlaff also
                                                       served as General Counsel of
                                                       Tenneco, Inc. from 1992 to 1999.

FAMILY RELATIONSHIPS

    James G. Gidwitz and Ronald J. Gidwitz are sons of Gerald S. Gidwitz. The late Joseph L. Gidwitz was Gerald S. Gidwitz's brother. Ralph W. Gidwitz is a son of, and Betsy R. Gidwitz is a daughter of, Joseph L. Gidwitz. Gerald S. Gidwitz, together with his wife, and their descendants as well as the descendants of Joseph L. Gidwitz are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

COMMITTEES OF THE BOARD

    The Company's Board of Directors has established an Audit Committee and a Compensation Committee. There is no standing nominating committee or other committee performing similar functions.

    In 1999 the Audit Committee was composed of Theodore R. Tetzlaff, William G. Shoemaker and Ralph W. Gidwitz. The function of the Audit Committee is to review and make recommendations regarding: the hiring or retention of an independent accounting firm to audit the Company's financial statements; the Company's policies with respect to maintaining its books and records and furnishing information to its independent auditors; the scope and effectiveness of the independent auditor's audit procedures; the implementation of recommendations made by the independent auditors; the adequacy and competency of Company personnel engaged in such activities; the procedures of the Company in furnishing the public financial information in accordance with generally accepted accounting principles and practices; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee deems desirable or in the best interest of the Company. There was one committee meeting in 1999.

    The Compensation Committee was composed of Ronald J. Gidwitz and Theodore R. Tetzlaff in 1999. See "COMPENSATION COMMITTEE REPORT" for discussion of responsibilities. The Committee held two meetings in 1999.

BOARD MEETINGS

    The Board of Directors held four meetings in fiscal 1999. All directors except Ronald Gidwitz and Theodore Tetzlaff attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served.

DIRECTOR'S COMPENSATION

    Each director who is not an officer or employee of the Company receives a set fee of $10,000 per year, plus additional fees of $500 for each board meeting or board committee meeting which he or she attends, with a $5,000 cap on the aggregate meeting fee.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation of the Company's chief executive officer and its two other executive officers for the years 1997 through 1999.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                            --------------------------------------- ----------------------------
                                                                          AWARDS        PAYOUTS
                                                                    ------------------ ---------
                                                                                       LONG-TERM
                                                                    RESTRICTED         INCENTIVE
    NAME AND PRINCIPAL                               OTHER ANNUAL     STOCK     STOCK    PLAN       ALL OTHER
         POSITION           YEAR  SALARY   BONUS   COMPENSATION (1)   AWARDS   OPTIONS  PAYOUTS  COMPENSATION (2)
--------------------------- ---- -------- -------- ---------------- ---------- ------- --------- ----------------
James G. Gidwitz........... 1999 $389,722 $350,000          --      None       None    None          $312,172
Chairman and Chief          1998  366,931  311,250          --        None     None      None         104,472
  Executive Officer         1997  359,550  260,900          --        None     None      None         100,559

Joseph J. Sum.............. 1999  182,844  100,000     $66,250      None        400    None            49,297
Vice President and          1998  166,500   91,700          --        None     None      None          38,305
  Chief Financial Officer   1997  162,591   75,900          --        None     None      None          31,513

Mark S. Nichter............ 1999  104,558   45,000          --      None       None    None            20,912
Secretary (3)               1998   97,000   40,100      14,488        None     None      None          19,774
                            1997   94,750   34,000      15,680        None     None      None          18,968

------------------------------

(1) For Mr. Sum, the amount shown represents the dollar value of the difference between the price paid for common stock upon exercise of stock options and the fair market value of such stock at the date of purchase. Where no amounts are shown, Other Annual Compensation does not exceed the reporting thresholds.

(2) For 1999, the amounts shown represent the employer matching contributions to the Company's 401(k) Plan. For Messrs. Gidwitz and Sum, these amounts include amounts deferred under a Supplemental Profit Sharing Plan.

(3) Mr. Nichter is 49 years old and has served as the Company's Secretary since 1992 and Corporate Controller since 1989.

STOCK OPTIONS

    The Company's Amended and Restated 1994 Stock Option Plan provides for the granting of stock options to attract, retain and reward key managerial employees of the Company or its subsidiaries. The Stock Option Plan provides that grants of options and option prices will be established by the Compensation Committee of the Board of Directors. Option prices may not be less than the fair market value of the stock at the date of the grant. In the following discussion and table, all quantities and amounts have been restated for the June 1999 reverse and forward stock split. During 1995 there were options granted for 156,000 shares of stock at an exercise price of $6.5625. All 156,000 options became exercisable during 1996 although none were exercised. Under the reload provisions of the Plan, options for 400 shares were granted during 1999 with an exercise price of $23.125. There have been no other options granted. During 1997, 24,000 of the shares were forfeited when the grantee resigned from the Company. During 1999, 18,000 shares were purchased under the program by two of the grantees. In addition, as noted in the table below, Mr. Sum purchased 4,000 shares under the program during 1999.

    The following table sets forth certain information with respect to stock options granted during the last fiscal year to the executive officers named in the Summary Compensation Table. Using values of 5% to 10% in assumed rates of stock price appreciation (compounded annually) for the option term of approximately 6 years, the table also shows the potential realizable value of the stock options.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                                             % OF TOTAL                                   APPRECIATION FOR
                                           OPTIONS GRANTED   EXERCISE OR                   OPTION TERM (1)
                               OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                         GRANTED (#)     FISCAL YEAR       ($/SH)         DATE         5%          10%
----                         -----------   ---------------   -----------   ----------   ---------   ---------
Joseph J. Sum..............      400             100           $23.125       9/26/05     $3,000      $7,000

------------------------

(1) The dollar amounts used in these columns are the results of calculations required by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price.

    The following table sets forth the activity for 1999 regarding the number of shares for which stock options were acquired on exercise, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year end.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                 VALUE OF
                                                                                             UNEXERCISED IN-
                                                                                           THE-MONEY OPTIONS AT
                                                                                                  FY-END
                                SHARES ACQUIRED                          EXERCISABLE/          EXERCISABLE/
             NAME               ON EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE (#)      UNEXERCISABLE
------------------------------  ---------------   ------------------   -----------------   --------------------
James G. Gidwitz..............           0                   0              60,000/0            $986,250/0
Joseph J. Sum.................       4,000             $39,087              20,400/0             328,750/0

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

    The Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee's major responsibilities are:

    1. Reviewing the Company's major compensation and benefit practices, policies and programs including administration of the Company's Amended and Restated 1994 Stock Option Plan with respect to executive officers; and

    2.  Reviewing executive officers' salaries and bonuses.

COMPENSATION PHILOSOPHY

    It is the philosophy of the Company to ensure that executive compensation is linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectation. At the same time, the Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In conducting this review the Committee retains independent compensation consultants.

COMPENSATION PROGRAM COMPONENTS

    To achieve its compensation goals, the compensation program consists primarily of two components, base salary and bonuses. Both components are adjusted based upon corporate performance and individual initiative and performance. Total pay levels, that is the aggregate of base salary and annual bonus, are largely determined through comparisons with companies of similar size and complexity. Total pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

PERFORMANCE MEASURES

    The Committee uses various performance measures in evaluating annual executive compensation. The Committee examined earnings as an important measure of performance. The Committee also considered return on net investment and personal goals. In its consideration, the Committee did not assign quantitative relative weights to these factors or follow mathematical formulae. Rather, the factors discussed above are compared by the Committee with the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. The Committee then made judgments after considering the various factors. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

1999 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In evaluating the compensation of the Company's chief executive officer (the "CEO"), the Committee reviewed the CEO's existing compensation arrangements, the performance of the Company (taking into account the performance measures discussed above) and of the CEO, and compensation of chief executive officers in similarly situated companies. Based on this review, the Committee increased the CEO's salary by 6.2% in 1999 as compared with 2.1% in 1998 and 3.7% in 1997. In setting the 1999 increase, the Committee considered, among other things, the level of compensation of executives in similarly situated companies. In granting the chief executive officers bonus in 1999, the Committee likewise considered the incentive compensation paid to CEOs of similar companies and the Company's performance in 1999. The Company's performance in 1999 exceeded all goals set forth in the Company's annual business plan. Net income grew 49% to $6,902,000 compared to $4,618,000 in 1998. Accordingly, the Committee granted the CEO a bonus of $350,000 for 1999 compared to $311,250 for last year.

STOCK OPTION AND LONG-TERM PLANS

    The Company maintains the Continental Materials Corporation Amended and Restated 1994 Stock Option Plan, as discussed under the heading "EXECUTIVE COMPENSATION--Stock Options" above. The Company has no other long-term compensation plans.

SUMMARY

    After reviewing all of its existing compensation programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                   RONALD J. GIDWITZ AND THEODORE R. TETZLAFF

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the Chicago law firm of Jenner & Block. From time to time, the Company retains Jenner & Block to provide it with legal services. The dollar amount of fees paid to Jenner & Block by the Company in 1999 did not exceed 5% of that firm's annual gross revenues.

    The Company engaged in various transactions in which members of the Gidwitz Family, including Ronald J. Gidwitz, had an interest.

    The Company is currently serving as the sponsoring corporation in an Insurance Purchasing Group (the "Group"), which consists of the Company and its subsidiaries and other companies in which the Gidwitz Family are the principal owners. The cost of such insurance is allocated among all members of the Group based on such factors as, but not limited to, nature of the risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the individual members of the Group. The Company invoices each member of the Group for their respective share of each payment. During fiscal year 1999, certain members of the Group were indebted to the Company with respect to advances made by the Company under the insurance purchasing program. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1999 with respect to these companies equaled approximately $184,000. As of the date of this proxy statement, no past due amounts are owing to the Company from any member of the Group. The Company's participation in the Group has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock for a five-year period (December 31, 1994 to December 31, 1999), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" was changed for the year to more reasonably compare to the Company's current product and sales profile and is more fully described below. Dividend reinvestment has been assumed with respect to the ASEMVI and the Peer Group. The companies in the peer group are weighted by market capitalization as of the beginning of the measurement period. The Company has never paid a dividend.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      CONTINENTAL  CUSTOMER SELECTED      AMEX
        Materials         Stock List  Market Index
1994      $100.00            $100.00       $100.00
1995      $104.30            $116.29       $128.90
1996      $182.80            $135.08       $136.01
1997      $231.18            $163.16       $163.66
1998      $313.98            $241.05       $161.44
1999      $395.70            $209.98       $201.27

    The Company manufactures and markets products in two separate industries. These industries are (i) heating and air conditioning and (ii) construction materials, primarily ready-mix concrete. The Company's principal activities have occurred exclusively in these two industries for over 15 years. The Peer Group selected by the Company for the above graph is a combination of companies from these two industries. The companies included in the Peer Group are: Centex Construction Products, Inc.; Devcon International Corp.; Fedders Corporation; Florida Rock Industries, Inc.; Hanson PLC; Lafarge Corporation; LSB
Industries, Inc.; Martin Industries, Inc.; Martin Marietta Materials, Inc.; Mesteck, Inc.; and York International Corp.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following information is furnished as to the Common Stock of the Company owned beneficially as of March 24, 2000 by (i) each director, (ii) the executive officers named in the summary compensation table, (iii) directors and executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

NAME AND ADDRESS                                                                       PERCENT OF
OF BENEFICIAL OWNER                                           NO. OF SHARES            CLASS (1)
-------------------                                           -------------            ----------
Gidwitz Family..............................................     846,720(2)(4)            43.8%
  225 West Wacker Drive,
  Suite 1800
  Chicago, Illinois 60606
Warren G. Lichtenstein......................................     309,200(5)               16.5%
  750 Lexington Avenue
  New York, New York 10022
Continental Materials Corporation Employees Profit Sharing        80,245                   4.3%
  Retirement Plan...........................................
Thomas H. Carmody...........................................         200
James G. Gidwitz............................................      66,002(2)(3)(4))         3.5%
Betsy R. Gidwitz............................................       6,002(3)                 .3%
Ralph W. Gidwitz............................................       6,002(3)                 .3%
Ronald J. Gidwitz...........................................       6,002(3)                 .3%
Mark S. Nichter.............................................           0(2)
William G. Shoemaker........................................         320
Joseph J. Sum...............................................      17,400(2)(4)              .9%
Theodore R. Tetzlaff........................................           0
Darrell M. Trent............................................       2,000                    .1%
All directors and officers as a group (includes ten              946,885(6)               50.6%
  persons)..................................................

------------------------

(1) Based on 1,872,042 shares of Common Stock outstanding as of April 3, 2000. Shares subject to options exercisable within 60 days of April 3, 2000 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentages held by others. The shares owned in each case, except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's common stock.

(2) Excludes 80,245 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

(3) Excludes shares held indirectly as follows, which shares are included in the Gidwitz Family holdings (See "ELECTION OF DIRECTORS--Family Relationships" for a description of the Gidwitz Family):

    (a) 727,126 shares owned by a partnership whose managing partners are Betsy
       R. Gidwitz, Gerald S. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz.

    (b) 4,914 shares owned by McCord Group, Inc. whose beneficial owners include members of the Gidwitz Family.

    (c) 342 shares owned by a partnership whose beneficial owners are members of the Gidwitz Family.

    (d) 30,330 shares held directly by Gidwitz family members other than those family members included in the security ownership of management table above.

    With respect to the shares referenced in this Note, the beneficial owners indicated in (d) have sole voting and investment power and the beneficial owners indicated in (a), (b) and (c) have shared voting and investment power.

(4) Includes shares of Common Stock subject to options which are exercisable within 60 days of April 1, 1999 as follows: James G. Gidwitz, 60,000 shares (which shares are also included in the Gidwitz Family holdings); and Joseph
    J. Sum, 13,400 shares.

(5) Represents 309,200 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 309,200 shares. Information is per the most recent
    Schedule 13D filed with the Securities and Exchange Commission which
    Schedule is dated August 6, 1999.

(6) Includes shares held by the Gidwitz Family, shares held by directors and officers who are not members of the Gidwitz Family and 80,245 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

                   PROPOSAL FOR RATIFICATION OF ENGAGEMENT OF
                              INDEPENDENT AUDITORS

    The Board of Directors and the Audit Committee recommend ratification of the continued engagement of PricewaterhouseCoopers LLP, Certified Public Accountants, to audit the Company's books for the fiscal year ending
December 30, 2000. An appropriate resolution ratifying such employment will be submitted to the stockholders at the annual meeting. If such resolution is not adopted, management will reconsider such appointment.

    A representative of PricewaterhouseCoopers is expected to be present at the stockholders' annual meeting. The representative will have an opportunity to make a statement if he/she desires to do so, and he/she will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 2000 fiscal year is December 15, 2000. With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by March 12, 2001. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement. The management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, it is intended that the persons named in the proxies will act according to their best judgment.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

    James G. Gidwitz and Ronald J. Gidwitz each filed one late report with the Securities and Exchange Commission under Section 16(a) relating to three purchases of stock totaling forty four shares acquired indirectly by them through a partnership.

                                    EXPENSES

    The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of Beacon Hill Partners, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,000. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

                                          By Order of the Board of Directors,

                                          /s/ James G. Gidwitz

                                          James G. Gidwitz
                                          Chairman of the Board

                                 [FRONT]
PROXY                                                               PROXY

                    CONTINENTAL MATERIALS CORPORATION
              PROXY CARD FOR ANNUAL MEETING ON MAY 24, 2000

     The undersigned hereby appoints James G. Gidwitz and Joseph J. Sum as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on March 31, 2000, at the annual meeting of stockholders to be held on May 24, 2000, or any adjournment thereof.

     The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY AND, "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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


                       CONTINENTAL MATERIALS CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY / /


                                                                  FOR all nominees               WITHHOLD
                                                                    listed below             AUTHORITY To vote
                                                                (except as marked to         for all nominees
                                                                  the contrary below)          listed below
                                                                     / /                        / /

(1)  Election of three nominees to the Board of Directors.
     Thomas H. Carmody, Ronald J. Gidwitz and Darrell M. Trent

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

                                                    FOR    AGAINST   ABSTAIN
(2)  Approval and ratification of the Directors'    / /      / /       / /
     appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 30, 2000.



THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


Dated                                                                 , 2000
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                                 Signature

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                          Signature if held jointly

Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

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